EXHIBIT 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Host America Corporation (the “Company”) on Form 10-K for the year ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report), David J. Murphy, as Executive Vice President and Chief Financial and Accounting Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David J. Murphy
David J. Murphy
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: September 14, 2006

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.